Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-3

(Form Type)

ALX ONCOLOGY HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	415(a)(6)	(1)(2)	(3)	(3)

	Equity	Preferred Stock, par value $0.001 per share	415(a)(6)	(1)(2)	(3)	(3)

	Equity	Warrants	415(a)(6)	(1)(2)	(3)	(3)

	Other	Purchase Contracts	415(a)(6)	(1)(2)	(3)	(3)

	Other	Units	415(a)(6)	(1)(2)	(3)	(3)

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(1)(2)	(3)	$364,118,243 (4)		(4)	Form S-3	333-263863	May 25, 2022	$33,754 (4)

	Total Offering Amounts					$364,118,243		$33,754

	Total Fees Previously Paid							$33,754

	Total Fee Offsets							N/A

	Net Fee Due							$0

(1)

There are being registered hereunder such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) warrants to purchase common stock or preferred stock, (f) purchase contracts, and (h) units consisting of some or all of these securities in any combination, to be sold by the registrant from time to time at unspecified prices which shall have an aggregate initial offering price not to exceed $364,118,243. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the Securities Act), the shares being registered hereunder include such indeterminate number of shares of the registrant’s securities as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

The proposed maximum per security and aggregate offering prices will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(4)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement represent $364,118,243 of unsold securities (the Unsold Securities) previously registered pursuant to a registration statement on Form S-3 (File No. 333-263863), initially filed by the registrant with the Securities and Exchange Commission on March 25, 2022 and declared effective on May 25, 2022 (the Prior Registration Statement). The Prior Registration Statement registered securities for a maximum aggregate offering price of $450,000,000, and of that amount the registrant has previously sold securities for an aggregate offering price of $85,881,757, leaving a balance of unsold securities with an aggregate offering price of $364,118,243. In connection with the filing of the Prior Registration Statement, the Registrant paid a filing fee of $33,754 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement), calculated in accordance with Rule 457(o) under the Securities Act. The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder and, as a result, no additional filing fee is due in respect of such Unsold Securities. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities under the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.